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                                                                    EXHIBIT 4.18

NUMBER                                                               UNITS
                         OBJECTIVE COMMUNICATIONS, INC.
SEE REVERSE FOR                                                      CUSIP
CERTAIN DEFINITIONS                                                  674421 300

   UNITS CONSISTING OF THREE COMMON SHARES AND TWO REDEEMABLE WARRANTS EACH TO
                           PURCHASE ONE COMMON SHARE

THIS CERTIFIES that

is the owner of                                                           Units

            Each Unit ("Unit") consists of three shares of Common Stock, par value $.01 per share ("Common Stock") of Objective Communications, Inc., a Delaware corporation (the "Company") and two Redeemable Common Stock Purchase Warrants ("Warrants") each to purchase one share of Common Stock at $____ per share (subject to adjustment) until 5:00 p.m., New York City Time on June ___, 2004 (the "Expiration Date"). The Common Stock and Warrant included in each Unit will not be detachable or separately transferable from each other until September __, 1999 or earlier if consented by Southeast Research Partners, Inc. (the "Separation Date"). After the Separation Date, Unit Holders must submit their Unit certificates to the Transfer Agent and Register of the Company (which form is also the Warrant Agent as defined below) to be exchanged for Common Stock and Warrant certificates. The terms, rights and privileges of the Warrants are set forth in the Warrant Agreement (the "Warrant Agreement") dated June __, 1999, between the Company and Continental Stock Transfer and Trust Company (the "Warrant Agent"). A copy of the Warrant Agreement and the amendment thereto are on file at the office of the Warrant Agent at Two Broadway, 19th Floor, New York, NY 10004, and are available to any Warrant Holder on written request and without cost. The Warrants shall be void unless exercised before 5:00 p.m. New York City Time on the Expiration Date. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

                                                          OBJECTIVE COMMUNICATIONS, INC.
                                                                    CORPORATE
                                                                       SEAL
                                                                       1993
                                                                     DELAWARE
Dated:
                                                                          Objective Communications, Inc.


Secretary                                                                 President and Chief Executive Officer

Countersigned and Registered:
CONTINENTAL STOCK TRANSFER AND TRUST COMPANY
                                                                          Transfer Agent
                       (Jersey City, New Jersey)                          and Registrar
By

                                                                          Authorized Signature

                         OBJECTIVE COMMUNICATIONS, INC.

            The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of shares or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


                                                                 UNIF GIFT MIN ACT .............Custodian............
TEN COM     -    as tenants in common                                              (Cust)                     (Minor)
TEN ENT     -    as tenants by the entireties                                      under Uniform Gifts to Minors Act
JT TEN      -    as joint tenants with right of survivorship                       .................................
                 and not as tenants in common                                                    (State)

    Additional abbreviations may also be used though not in the above list.

For value received, ___________________ hereby sell, assign and transfer unto

   PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE

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              Please print or typewrite name and address including
                           postal zip code of assignee

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__________________________________ Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated,  ________________



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                                   NOTICE: The signature to this assignment must
                            correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement, or any change whatever.

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        SIGNATURE(S) GUARATEED:

                                   The signature(s) should be guaranteed by an
                            eligible guarantor institution, (banks,
                            stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). Pursuant to S.E.C. Rule 17 Ad-5.